Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2008, relating to the consolidated financial statements and financial statement schedules of IRIDEX Corporation, which appears in IRIDEX Corporation’s Annual Report on Form 10-K for the year ended December 29, 2007.

/s/ Burr, Pilger & Mayer LLP

San Francisco, California

November 20, 2008